News Release

Amkor Technology Reports Financial Results for the First Quarter 2012

First Quarter 2012

•	Net sales $655 million

•	Gross margin 16%

•	Net income $12 million

•	Earnings per diluted share $0.06

CHANDLER, Ariz. - April 26, 2012 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2012, with net sales of $655 million, net income of $12 million, and earnings per diluted share of $0.06. Net income includes a charge of $7 million (of which $5 million was recorded in cost of sales and $2 million in selling, general and administrative expenses), and earnings per diluted share includes a charge of $0.03, for restructuring costs associated with reductions in our workforce in Japan.

"First quarter results came in at the high end of our expectations," said Ken Joyce, Amkor's president and chief executive officer. "Our strong position in wireless communications continues to drive our business and we saw notable improvement in our test services segment. We also benefited from additional leadframe packaging business from some customers whose supply chains were disrupted by the flooding in Thailand during the fourth quarter of 2011.”

Selected financial information for the first quarter 2012 is as follows:

•	Net Sales: $655 million, down 4% from $684 million in the prior quarter, and down 1% from $665 million in the first quarter of 2011

•	Gross Margin: 16%, compared to 16% in the prior quarter, and 19% in the first quarter of 2011

•	Net Income: $12 million, down from $25 million in the prior quarter, and down from $25 million in the first quarter of 2011

•	Earnings Per Diluted Share: $0.06, down from $0.11 in the prior quarter, and down from $0.10 in the first quarter of 2011

“Capital additions were $124 million during the first quarter, primarily in support of specific business for customers in smartphones and tablets,” said Joanne Solomon, Amkor's executive vice president and chief financial officer.

Amkor's Board of Directors previously authorized $300 million for the repurchase of our common stock; $150 million in August 2011 and $150 million in February 2012. During the first quarter 2012 the company repurchased 1.0 million shares at a purchase price of $4.5 million, for a total of 29.6 million shares at a purchase price of $133.4 million since the program commenced.

Cash and cash equivalents were $381 million, and net debt was $974 million, at March 31, 2012.

Selected operating data for the first quarter 2012 is included in a section below before the financial statements.

Business Outlook

Based upon the currently available information, we have the following expectations for the second quarter 2012:

•	Net sales of $670 million to $700 million, up 2% to 7% from the prior quarter

•	Gross margin of 16% to 18%

•	Net income of $17 million to $36 million, or $0.08 to $0.16 per diluted share

•	Capital additions of around $200 million for the second quarter, and around $550 million for the full year

“We expect solid growth in the second half of 2012,” noted Joyce. “Several of our major customers that sell into smartphones and tablets have substantially increased their demand forecasts with us and we are raising our estimate of 2012 capital additions to around $550 million to meet these specific new opportunities. However, our sales and capital additions may vary depending on a number of factors including the supply of 28 nanometer wafers for some of our customers.”

Conference Call Information

Amkor will conduct a conference call on April 26, 2012, at 5:00 p.m. Eastern Daylight Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's web site: www.amkor.com. You may also access the call by dialing 1-888-561-1799. A replay of the call will be made available at Amkor's web site or by dialing 800-406-7325 (access pass code #4532650). The webcast is also being distributed over Thomson Reuters' Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Reuters' individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Reuters' Individual Investor Network. Institutional investors can access the call via Thomson Reuters' password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's filings with the Securities and Exchange Commission and on Amkor's website: www.amkor.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature of the semiconductor industry;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers;

•	timing and volume of orders relative to production capacity and inability to achieve high capacity utilization rates;

•	volatility of consumer demand and weakness in forecasts from our customers for products incorporating our semiconductor packages;

•	dependence on key customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the supply of 28 nanometer wafers;

•	customer modification of and follow through with respect to forecasts provided to us;

•
changes in tax rates and taxes as a result of changes in tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of a recession or other downturn in the U.S. and other economies worldwide;

•	disruptions or deficiencies in our controls resulting from the implementation of our new enterprise resource planning system;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters;

•	worldwide economic effects of terrorist attacks, natural disasters and military conflict;

•	our ability to control costs;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	exchange rate fluctuations;

•	dependence on key personnel;

•	difficulties in managing growth;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2011 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:

Amkor Technology, Inc., Chandler
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2012	Q4 2011	Q1 2011
Sales Data (prior periods were revised for a refinement of our classifications):
Packaging services (in millions):
Chip scale package	$250	$276	$231
Leadframe	168	158	169
Ball grid array	117	128	145
Other packaging	47	53	53
Packaging services	582	615	598
Test services	73	69	67
Total sales	$655	$684	$665

Packaging services:
Chip scale package	38%	40%	35%
Leadframe	26%	23%	25%
Ball grid array	18%	19%	22%
Other packaging	7%	8%	8%
Packaging services	89%	90%	90%
Test services	11%	10%	10%
Total sales	100%	100%	100%

Packaged units (in millions):
Chip scale package	409	445	478
Leadframe	1,457	1,287	1,572
Ball grid array	40	40	48
Other packaging	14	9	15
Total packaged units	1,920	1,781	2,113

Net sales from top ten customers	65%	66%	57%

Capacity Utilization
Packaging	73%	73%	71%
Test	78%	74%	71%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (cell phones, tablets, wireless LAN, handheld devices)	47%	49%	43%
Consumer (gaming, television, set top boxes, portable media, digital cameras)	20%	21%	23%
Computing (PCs, laptops, hard disk drives, servers, displays, printers, peripherals)	13%	11%	12%
Networking (network servers, routers, switches)	11%	11%	12%
Other (auto, industrial)	9%	8%	10%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100%	100%	100%
Cost of sales:
Materials	45%	45%	43%
Labor	14%	14%	14%
Other manufacturing	25%	25%	24%
Gross margin	16%	16%	19%

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2012	Q4 2011	Q1 2011
	(In millions, except per share data)
Capital Investment Data:
Property, plant and equipment additions	$124	$128	$105
Net change in related accounts payable and deposits	(3)	14	9
Purchases of property, plant and equipment	$121	$142	$114
Depreciation and amortization	$88	$87	$83

Free Cash Flow Data:
Net cash provided by operating activities	$56	$141	$120
Less purchases of property, plant and equipment	(121)	(142)	(114)
Free cash flow*	$(65)	$(1)	$6

Earnings per Share Data:
Net income attributable to Amkor - basic	$12	$25	$25

Adjustment for dilutive securities on net income:
Interest on 6.0% convertible notes due 2014, net of tax	4	4	4
Net income attributable to Amkor - diluted	$16	$29	$29

Weighted average shares outstanding - basic**	168	177	194
Effect of dilutive securities:
Stock options and unvested restricted shares	—	—	1
6.0% convertible notes due 2014	83	83	83
Weighted average shares outstanding - diluted	251	260	278

Net income attributable to Amkor per common share:
Basic	$0.07	$0.14	$0.13
Diluted	$0.06	$0.11	$0.10

*
We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by U.S. GAAP. We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

**
Amkor's Board of Directors previously authorized $300 million for the repurchase of our common stock; $150 million in August 2011 and $150 million in February 2012. During the first quarter, we repurchased 1.0 million shares of common stock for a purchase price of $4.5 million. As of March 31, 2012, we had repurchased a total of 29.6 million shares under the stock repurchase program for a purchase price of $133.4 million.

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,

	2012	2011
	(In thousands, except per share data)
Net sales	$655,010	$664,950
Cost of sales	550,029	538,264
Gross profit	104,981	126,686
Operating expenses:
Selling, general and administrative	57,255	64,558
Research and development	13,425	12,129
Total operating expenses	70,680	76,687
Operating income	34,301	49,999
Other expense (income):
Interest expense	18,586	18,789
Interest expense, related party	3,492	2,580
Interest income	(889)	(587)
Foreign currency loss	790	1,731
Equity in earnings of unconsolidated affiliate	(1,988)	(1,518)
Other income, net	(634)	(144)
Total other expense, net	19,357	20,851
Income before income taxes	14,944	29,148
Income tax expense	3,362	3,382
Net income	11,582	25,766
Net loss (income) attributable to noncontrolling interests	192	(663)
Net income attributable to Amkor	$11,774	$25,103

Net income attributable to Amkor per common share:
Basic	$0.07	$0.13
Diluted	$0.06	$0.10

Shares used in computing per common share amounts:
Basic	167,866	194,067
Diluted	250,688	277,585

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2012	December 31, 2011

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$381,132	$434,631
Restricted cash	2,680	2,680
Accounts receivable:
Trade, net of allowances	345,764	298,543
Other	19,746	27,197
Inventories	205,400	198,427
Other current assets	37,683	35,352
Total current assets	992,405	996,830
Property, plant and equipment, net	1,691,540	1,656,214
Intangibles, net	7,260	8,382
Investments	36,567	36,707
Restricted cash	2,279	4,001
Other assets	74,161	70,913
Total assets	$2,804,212	$2,773,047

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$53,027	$59,395
Trade accounts payable	424,163	424,504
Accrued expenses	173,572	158,287
Total current liabilities	650,762	642,186
Long-term debt	1,076,640	1,062,256
Long-term debt, related party	225,000	225,000
Pension and severance obligations	125,413	129,096
Other non-current liabilities	19,003	13,288
Total liabilities	2,096,818	2,071,826
Equity:
Amkor stockholders' equity:
Preferred stock	—	—
Common stock	198	197
Additional paid-in capital	1,612,112	1,611,242
Accumulated deficit	(786,688)	(798,462)
Accumulated other comprehensive income	9,427	10,849
Treasury stock	(135,418)	(130,560)
Total Amkor stockholders' equity	699,631	693,266
Noncontrolling interests in subsidiaries	7,763	7,955
Total equity	707,394	701,221
Total liabilities and equity	$2,804,212	$2,773,047

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,

	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income	$11,582	$25,766
Depreciation and amortization	88,446	83,442
Other operating activities and non-cash items	(1,772)	4,896
Changes in assets and liabilities	(42,150)	6,123
Net cash provided by operating activities	56,106	120,227

Cash flows from investing activities:
Purchases of property, plant and equipment	(121,087)	(113,881)
Proceeds from the sale of property, plant and equipment	621	278
Financing lease payment from unconsolidated affiliate	7,914	3,020
Other investing activities	1,683	(1,057)
Net cash used in investing activities	(110,869)	(111,640)

Cash flows from financing activities:
Borrowings under short-term credit facilities	20,000	15,000
Payments under short-term credit facilities	(15,000)	(15,000)
Proceeds from issuance of long-term debt	158,742	—
Payments of long-term debt	(156,357)	(20,413)
Payments for repurchase of common stock	(4,505)	—
Proceeds from the issuance of stock through share-based compensation plans	69	627
Payments of tax withholding for restricted shares	(353)	(696)
Net cash provided by (used in) financing activities	2,596	(20,482)

Effect of exchange rate fluctuations on cash and cash equivalents	(1,332)	(152)

Net decrease in cash and cash equivalents	(53,499)	(12,047)
Cash and cash equivalents, beginning of period	434,631	404,998
Cash and cash equivalents, end of period	$381,132	$392,951